Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Nuveen Investment Trust II
811-08333
333-33607

We hereby incorporate by reference a new Sub-Advisory
Agreement for the above-referenced Trust, filed as Exhibit d.4 under Conformed Submission 485BPOS, accession number, 0001193125-13-468236, on December 10, 2013.